Exhibit 99.7(d)

AMENDMENT NO. 14 TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 14 TO FUND PARTICIPATION AGREEMENT (“Amendment”) is made as of this          day of October, 2014 by and between JEFFERSON NATIONAL LIFE INSURANCE COMPANY and JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK (collectively, the “Company”) and AMERICAN CENTURY INVESTMENT SERVICES, INC. (the “Distributor”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, Jefferson National Life Insurance Company and Distributor are parties to a certain Fund Participation Agreement dated April 30, 1997, as amended and novated November 15, 1997, December 31, 1997, January 13, 2000, February 9, 2001, July 31, 2003, March 26, 2004, March 29, 2004, May 1, 2005, May 1, 2006, May 1, 2007, December 1, 2007, November 1, 2009, February 16, 2010, and October 26, 2010 (the “Agreement”) in connection with the participation of the Funds in Contracts offered by the Company; and

WHEREAS, the parties have agreed to add Jefferson National Life Insurance Company of New York as an additional party to the Agreement, and Jefferson National Life Insurance Company of New York desires to become a party to the Agreement; and

WHEREAS, the parties desire to amend the Agreement to remove the VP Vista Fund as an investment option under the Agreement; and

WHEREAS, the parties have agreed to amend the Agreement to make an additional Separate Account available as an investment option under the Agreement; and

WHEREAS, in connection with the additional Separate Account made available, the parties have agreed to revise the reimbursement terms; and

WHEREAS, the parties to this Amendment now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.                                      Additional Party.  Jefferson National Life Insurance Company of New York is hereby added as a party to the Agreement.

2.                                      Funds Available.  The second recital of the Agreement is hereby deleted in its entirety and replaced with the following language:

“WHEREAS, the Company wishes to make available as investment options under the Contracts, one or more of the funds identified in Exhibit B attached hereto (the “Funds”), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by a registered investment company (each an “Issuer” and collectively, the “Issuers”); and”

3.                                      Schedule A.  Schedule A is hereby deleted in its entirety and the attached Schedule A is inserted in lieu thereof.

4.                                      Compensation and Expenses.  Section 5c is hereby deleted in its entirety and the following Section 5c is substituted in lieu thereof:

“(c)                            Distributor acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single omnibus account per class per Fund for the Accounts rather than having each Participant as a shareholder.  In consideration of performance of the Administrative Services by the Company, Distributor will pay the Company a fee (the “Administrative Services Fee”) attached hereto as Exhibit B and only on accounts where either the assigned NSCC #4573 or the assigned NSCC #           are listed under this Agreement.”

5.                                      Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment No. 14 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 14 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 14, the parties hereby confirm and ratify the Agreement.

6.                                      Counterparts.                    This Amendment No. 14 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

7.                                      Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

JEFFERSON NATIONAL LIFE			AMERICAN CENTURY
INSURANCE COMPANY			INVESTMENT SERVICES, INC.

By:			By:
	Name:			Name:	Cindy A. Johnson
	Title:			Title:	Vice President

JEFFERSON NATIONAL LIFE
INSURANCE COMPANY OF NEW YORK

By:
	Name:	Craig Hawley
	Title:	General Counsel

EXHIBIT B

		Rate for Non-Monument		Rate for Monument
Fund	Class	Advisor Assets		Advisor Assets

VP Balanced	I	35	bps	35	bps

VP Income & Growth	I	25	bps	35	bps

VP Inflation Protection	II	5	bps	10	bps

VP International	I	25	bps	35	bps

VP Large Company Value	I	25	bps	35	bps

VP Mid Cap Value	I	25	bps	35	bps

VP Ultra	I	25	bps	35	bps

VP Value	I	25	bps	35	bps

Note:  All funds not available in all products, and some funds are available in Monument Advisor only.

SCHEDULE A

ACCOUNTS, CONTRACTS AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Portfolios and Class of Shares Available to Contracts

Jefferson National Life Annuity Account C

Jefferson National Life Annuity Account E

Jefferson National Life Annuity Account F

Jefferson National Life Annuity Account G

Jefferson National Life of New York Annuity Account 1

1980 November 12, 1993 September 26, 1997 January 18, 1996 January 1, 2014	CVIC-2000 CVIC-2001 CVIC-2004 CVIC-2005 22-4056 22-4025 32-4000 32-4002 32-4003 22-4047 22-4048 22-4061 JNL-2100 JNL-2200 JNL-2300 JNL-2300-1 JNL-2300-2 JNL-2300-1-NY

VP Income & Growth Fund (Class I)

VP Inflation Protection Fund (Class II)

VP International Fund (Class I)

VP Large Company Value (Class I)

VP Value Fund (Class I)

VP Balanced Fund (Class I)

VP Ultra (Class I)